NEWS RELEASE                        For Immediate Release

California Resources Corporation Hosts 2018 Analyst & Investor Day

Company Details Strategic Approach to Deliver Long-Term, Value-Driven Growth and
Issues Preliminary Third Quarter and Year-to-Date 2018 Financial and Activity Estimates

LOS ANGELES, CALIFORNIA - October 3, 2018 - California Resources Corporation (NYSE: CRC) will host its 2018 Analyst & Investor Day today Wednesday, October 3, 2018 from 8:30 a.m. to approximately 11:45 a.m. EDT in New York, New York.

Todd A. Stevens, CRC’s President and Chief Executive Officer, said, “CRC adheres to a strategic approach to deliver value-driven results throughout our assets and operations. Our diverse portfolio of conventional assets provide robust and competitive returns while our laser-focus on operational excellence captures synergies and efficiencies to drive margins across our core and growth areas. As we align our business with mid-cycle pricing, we remain committed to our strategic priority of a disciplined VCI-based capital allocation designed to accelerate value creation. We remain focused on thoughtfully developing our stacked pay reservoirs and leveraging our infrastructure to increase crude oil production and drive both margin expansion and cash flow to further strengthen our financial position. To drive shareholder value, CRC will continue to be guided by our core principle of living within cash flow, and will target 10% to 15% of discretionary cash annually toward ongoing balance sheet strengthening.”

CRC’s Value-Driven Strategic Approach

At this investor meeting, senior management will provide additional detail regarding CRC’s strategic approach to deliver value-driven growth over the near and long term. Highlights of the Company’s strategic priorities and value creation efforts include:

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Capturing the value of CRC’s diverse portfolio of assets through value-driven production and deliberate delineation. CRC’s deep operating knowledge and expertise and detailed life-of-field plans generate a strong pipeline of actionable projects and enhance its already substantial reserves inventory. CRC will also showcase 731 million BOE of proved reserves, based on 2018 mid-year estimates as audited by Ryder Scott. These reserves were 73% crude oil, consisting of 72% proved developed.

•
Ensuring effective and disciplined capital allocation and attractive competitive returns by applying CRC’s value creation index (VCI) on a fully burdened basis to prioritize our inventory of core, growth and workover opportunities. CRC’s 2019 capital planning budget will allocate approximately 60% to drilling and completions in core and growth areas, 15% to workovers, 20% to facilities, and approximately 5% to exploration.

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Driving operational excellence through the application of technology, streamlined processes, consolidation and innovative approaches, as well as CRC’s unique and differentiated midstream infrastructure, to enhance margin performance. The Company expects the combination of its world-class assets, disciplined capital allocation and operational excellence to deliver double-digit EBITDAX growth at $75 Brent.

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Strengthening the balance sheet by pursuing an “all of the above” approach to simplify CRC’s capital structure, reduce fixed charges, enhance financial metrics and reduce absolute levels of debt. The Company will continue to balance capital investment into high VCI projects and align with its deleveraging goals. Accordingly, CRC will target 10% to 15% of discretionary cash for further balance sheet strengthening.

Preliminary Third Quarter and Year-to-Date 2018 Financial Results1

In conjunction with this investor event, CRC also issued certain preliminary third quarter and year-to-date 2018 financial and activity estimates that it expects to report, including:

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Production of approximately 136 Mboe/day reflecting an oil mix of 62% for the third quarter of 2018 and approximately 131 Mboe/day reflecting an oil mix of 62% on a year-to-date basis, which are subject to final production sharing contract and other adjustments.

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Drilled approximately 90 gross wells, including approximately 55 CRC wells, for the third quarter of 2018 and approximately 250 gross wells, including approximately 150 CRC wells, on a year-to-date basis.

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Approximately $200 million of capital investment, including approximately $180 million of internally funded capital, for the third quarter of 2018 and approximately $550 million of capital investment year-to-date, including approximately $490 million of internally funded capital.

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Approximately $300 million[2] of adjusted EBITDAX for the third quarter of 2018 and over approximately $775 million[3] of adjusted EBITDAX on a year-to-date basis. Adjusting for settled hedges and cash-settled equity compensation during the same periods, the Company’s core adjusted EBITDAX performance estimates are expected to exceed $350 million[2] and $900 million[3], respectively.

CRC will provide detailed third quarter 2018 financial results and fourth quarter guidance on Thursday, November 1, 2018 when it plans to report full financial details for its quarter and year-to-date performance.

1 The third quarter and year-to-date 2018 financial results are preliminary estimates. The company’s books and records for the applicable period are not yet finalized and actual results may differ, possibly substantially.

2 Reconciliation of Adjusted EBITDAX to net income for Q3 2018: approximately $120 million of preliminary estimated net income; plus interest and debt expense, net of approximately $95 million and depreciation, depletion and amortization of approximately $130 million; partially offset by other non-cash items including an estimated derivative gain of approximately $50 million. Reconciliation of Adjusted EBITDAX to operating cash flow for Q3 2018: approximately $175 million of preliminary estimated net cash provided by operating activities plus cash interest of approximately $70 million and working capital changes and other adjustments of approximately $55 million. Core adjusted EBITDAX removes the transitory effects of settled hedges and the significant run-up in our stock price of approximately $50 million to $100 million.

3 Reconciliation of Adjusted EBITDAX to net income for YTD 2018: approximately $65 million of preliminary estimated net income; plus interest and debt expense, net of approximately $280 million; depreciation, depletion and amortization of approximately $375 million; and over $60 million of other non-cash items. Reconciliation of Adjusted EBITDAX to operating cash flow for YTD18: approximately $400 million of preliminary estimated net cash provided by operating activities; plus cash interest of approximately $285 million; working capital changes of approximately $90 million; and other smaller adjustments. Core adjusted EBITDAX removes the transitory effects of settled hedges and the significant run-up in our stock price of approximately $175 million to $225 million.

2018 Analyst & Investor Day Webcast Information

Formal presentations from management will take place between 8:30 a.m. and 11:45 a.m. EDT, which will be available to the public via webcast. A link to the live audio webcast and accompanying presentations will be accessible from the Investor Relations section of CRC’s website at www.crc.com. The event will be archived on CRC’s Investor Relations page for replay shortly following the conclusion of the day’s presentations. A digital replay of the conference call will be archived for approximately 12 months and available online on the Investor Relations page at www.crc.com.

About California Resources Corporation

California Resources Corporation is the largest oil and natural gas exploration and production company in California on a gross-operated basis. The Company operates its world-class resource base exclusively within the State of California, applying complementary and integrated infrastructure to gather, process and market its production. Using advanced technology, California Resources Corporation focuses on safely and responsibly supplying affordable energy for California by Californians.

Forward-Looking Statements

This document contains forward-looking statements that involve risks and uncertainties that could materially affect CRC's expected results of operations, liquidity, cash flows and business prospects. Such statements include those regarding the Company's expectations as to future:

•	financial position, liquidity, cash flows and results of operations

•	business prospects

•	transactions and projects

•	operating costs

•	Value Creation Index metrics, which are based on certain estimates including future production rates, costs and commodity prices

•	operations and operational results including production, hedging and capital investment

•	capital budgets and maintenance capital requirements

•	reserves

•	type curves

•	expected synergies from acquisitions and joint ventures

Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. While CRC believes the assumptions or bases underlying its expectations are reasonable and makes them in good faith, they almost always vary from actual results, sometimes materially. We also believe third-party statements we cite are accurate but have not independently verified them and do not warrant their accuracy or completeness. Factors (but not necessarily all the factors) that could cause results to differ include:

•	commodity price changes

•	debt limitations on its financial flexibility

•	insufficient cash flow to fund planned investments, debt repurchases or changes to our capital plan

•	inability to enter desirable transactions, including acquisitions, asset sales and joint ventures

•
legislative or regulatory changes, including those related to drilling, completion, well stimulation, operation, maintenance or abandonment of wells or facilities, managing energy, water, land, greenhouse gases or other emissions, protection of health, safety and the environment, or transportation, marketing and sale of its products

•	joint venture and acquisition activities and our ability to achieve expected synergies

•	the recoverability of resources and unexpected geologic conditions

•	changes in business strategy

•	incorrect estimates of reserves and related future cash flows, and the inability to replace reserves

•	PSC effects on production and unit production costs

•	effect of stock price on costs associated with incentive compensation

•	insufficient capital, including as a result of lender restrictions, unavailability of capital markets or inability to attract potential investors

•	effects of hedging transactions

•	equipment, service or labor price inflation or unavailability

•	availability or timing of, or conditions imposed on, permits and approvals

•	lower-than-expected production, reserves or resources from development projects, joint ventures or acquisitions, or higher-than-expected decline rates

•	disruptions due to accidents, mechanical failures, transportation or storage constraints, natural disasters, labor difficulties, cyber attacks or other catastrophic events

•	factors discussed in “Risk Factors” in CRC's Annual Report on Form 10-K available on its website at www.crc.com.

Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "goal," "intend," "likely," "may," "might," "plan," "potential," "preliminary,” “project," "seek," "should," "target, "will" or "would" and similar words that reflect the prospective nature of events or outcomes typically identify forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts:

Scott Espenshade Investor Relations (818) 661-6010 Scott.Espenshade@crc.com	Margita Thompson Media (818) 661-6005 Margita.Thompson@crc.com